UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TWO HARBORS INVESTMENT CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY SUPPLEMENT

EXPLANATORY NOTE

This supplement to the definitive proxy statement, dated April 20, 2026 (as thereafter supplemented, the “Proxy Statement”), previously mailed to stockholders of Two Harbors Investment Corp., a Maryland corporation (“TWO”), on or about April 20, 2026, in connection with the proposed transaction between TWO and CrossCountry Intermediate Holdco, LLC, an affiliate of CrossCountry Mortgage, LLC (“CCM”) is being filed to further supplement the Proxy Statement as described below.

 Supplemental Disclosures to the Proxy Statement

Except as described in this proxy supplement, the information provided in the Proxy Statement continues to apply. This proxy supplement should be read in conjunction with the Proxy Statement and the documents incorporated by reference therein, each of which should be read in its entirety. To the extent that information in this proxy supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information in this proxy supplement is more current and supersedes the information in the Proxy Statement. To the extent defined terms are used but not defined herein, they have the meanings set forth in the Proxy Statement. The Proxy Statement is available on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

Updates Regarding the Matter of Assad v. Two Harbors Investment Corp.

On June 12, 2026, an amended complaint (the “Amended Complaint”), attached as Exhibit A hereto, was filed in the matter of Assad v. Two Harbors Investment Corp., et al., No. 1:26-cv-01896-JRR in the District of Maryland, Northern Division. The Amended Complaint now asserts claims on behalf of a purported class of TWO common stockholders. The Amended Complaint continues to assert claims against TWO and its directors (the “Defendants”) for alleged violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 thereunder by disseminating and/or causing to be disseminated an allegedly materially incomplete and misleading proxy statement. The Amended Complaint also asserts a new claim against TWO’s directors for alleged breach of the duty of loyalty and good faith under Section 2-405.1 of the Maryland General Corporation Law. The Amended Complaint seeks an order invalidating all proxies, consents, and votes submitted pursuant to the proxy; a declaration that the proxy is materially false and misleading; a declaration that TWO’s directors breached their duties of loyalty and good faith; and compensatory, rescissory, and monetary damages. Plaintiffs do not seek to enjoin the CCM Merger from closing at this time, but, in the event that the CCM Merger is approved by TWO stockholders, Plaintiffs reserve the right to seek to enjoin the CCM Merger prior to closing. In the event the CCM Merger is consummated, Plaintiffs reserve the right to seek rescission and rescissory damages.

Defendants believe that the Amended Complaint is without merit and intend to defend themselves vigorously.

FORWARD-LOOKING STATEMENTS

This proxy supplement may contain “forward-looking statements,” including certain plans, expectations, goals, projections and statements about the proposed CCM transaction, TWO’s and CCM’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed CCM transaction, the ability of the parties to complete the proposed CCM transaction considering the various closing conditions; and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this proxy supplement that address activities, events or developments that TWO or CCM expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “estimate,” “plan,” “continue,” “intend,” “could,” “foresee,” “should,” “would,” “may,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. TWO’s ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although TWO believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this proxy supplement. These include, among other things: the expected timing and likelihood of completion of the proposed CCM transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed CCM transaction; the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed CCM transaction, including stockholder approval by TWO stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed CCM transaction in a timely manner or at all; risks related to disruption of management’s attention from ongoing business operations due to the proposed CCM transaction; the risk that any announcements relating to the proposed CCM transaction could have adverse effects on the market price of TWO common stock; the risk that the proposed CCM transaction and its announcement could have an adverse effect on the ability of TWO to retain and hire key personnel and the effect on TWO’s operating results and business generally; the outcome of any legal proceedings relating to the proposed CCM transaction, including stockholder litigation in connection with the proposed CCM transaction; the risk that restrictions during the pendency of the proposed CCM transaction may impact TWO’s ability to pursue certain business opportunities or strategic transactions; that TWO may be adversely affected by other economic, business or competitive factors; changes in future loan production; the availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions and market conditions; conditions in the market for mortgage-related investments; and legislative and regulatory changes that could adversely affect TWO’s business. All such factors are difficult to predict and are beyond the control of TWO and CCM, including those detailed in TWO’s annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K that are available on TWO’s website at www.twoinv.com/investors and on the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

Each of the forward-looking statements of TWO is based on assumptions that TWO believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and TWO does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed CCM transaction, TWO filed with the SEC the Proxy Statement on April 20, 2026. The Proxy Statement was first mailed to TWO stockholders on or about April 20, 2026, and was thereafter supplemented. The proposed CCM transaction will be submitted to the TWO stockholders for their approval. TWO may also file other documents with the SEC regarding the proposed CCM transaction. The Proxy Statement contains important information about the proposed CCM transaction and related matters. This proxy supplement is not a substitute for the Proxy Statement or any other documents that TWO may file with the SEC or send to TWO stockholders in connection with the proposed CCM transaction. INVESTORS AND SECURITYHOLDERS OF TWO ARE ADVISED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED CCM TRANSACTION (INCLUDING ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS) CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED CCM TRANSACTION AND RELATED MATTERS. Investors and securityholders may obtain a free copy of the Proxy Statement and all other documents filed or that will be filed with the SEC by TWO on the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by TWO will be made available free of charge on TWO’s website at www.twoinv.com/investors or by directing a request to: Two Harbors Investment Corp., 1601 Utica Avenue South, Suite 900, St. Louis Park, MN 55416, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

TWO and its directors, executive officers and certain other members of management and employees of TWO may be deemed to be “participants” in the solicitation of proxies from the TWO stockholders in connection with the proposed CCM transaction. Securityholders can find information about TWO and its directors and executive officers and their ownership of TWO common stock in the Proxy Statement. Please also refer to the sections in TWO’s Form 10-K/A filed with the SEC on April 27, 2026, captioned “Compensation Discussion and Analysis,” “Summary Compensation Table” and “Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Any changes in the holdings of TWO’s securities by its directors or executive officers from the amounts described in the Form 10-K/A have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Form 10-K/A and are available on the SEC’s website at www.sec.gov. Additional information regarding the interests of such individuals in the proposed CCM transaction is included in the Proxy Statement relating to the proposed CCM transaction. Free copies of these documents may be obtained as described in the preceding paragraph.

EXHIBIT A

Page 1 UNITED STATES DISTRICT COURT DISTRICT OF MARYLAND (Northern Division) GEORGE ASSAD, individually, and as representative of a class of record and beneficial holders of Two Harbors common stock, Plaintiff, v. TWO HARBORS INVESTMENT CORP., STEPHEN G. KASNET, WILLIAM GREENBERG, E. SPENCER ABRAHAM, JAMES J. BENDER, SANJIV DAS, KAREN HAMMOND, JAMES A. STERN, and HOPE B. WOODHOUSE, Defendants. Case No. 1:26-cv-01896-JRR AMENDED COMPLAINT – CLASS ACTION FOR VIOLATIONS OF SECTIONS 14(a) AND 20(a) OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14a-9, AND FOR BREACH OF FIDUCIARY DUTY JURY TRIAL DEMANDED Plaintiff George Assad (“Plaintiff”), by and through undersigned counsel, brings this class action individually and on behalf of all others similarly situated against Two Harbors Investment Corp. (“Two Harbors,” “TWO,” or the “Company”) and the members of its Board of Directors (the “Board” or “Individual Defendants,” and together with Two Harbors, “Defendants”) for violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78n(a) and 78t(a), and U.S. Securities and Exchange Commission (“SEC”) Rule 14a-9, 17 C.F.R. § 240.14a-9, and for breach of the duty of loyalty and good faith under Section 2-405.1 of the Maryland General Corporation Law, in connection with the proxy materials issued to solicit stockholder approval of the proposed all-cash acquisition of Two Harbors by CrossCountry Intermediate Holdco, LLC (“CrossCountry” or “CCM”) (the “CCM Merger”), at a special meeting originally scheduled for May 19, 2026 and since postponed several times, most recently to June 23, 2026. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 1 of 42

Page 2 2 NATURE OF THE ACTION 1. Public company boards of directors are given extensive leeway under federal securities and Maryland corporate laws. That leeway has limits. Corporate directors cannot lie and they cannot misuse their position of trust and power over the company’s affairs to serve disloyal or personal purposes. This case arises because the board of directors of Two Harbors (the “Board”) has crossed those limits. 2. This is a breach of fiduciary duty and proxy-disclosure case about two acts the Board knows are wrongful and is trying to obscure: a termination fee the Board weaponized against the one bidder showing stockholders the most money but management the door, and the tens of millions in immediate cash that the favored, lower-priced bidder is ready to pay to the same management team. Rarely have a target board and management team so brazenly served their own interests at the expense of the company’s stockholders. 3. The story is simple. After signing a merger agreement with UWM Holdings Corporation (“UWMC”), the highest bidder, Two Harbors’ management learned that the buyer wanted the Company’s business but had no use for them—management would lose their jobs. From that moment, the Board and management abandoned UWMC’s higher value deal in favor of a lower-priced bidder, CrossCountry, willing to cash management out in full and maintain their services. To protect its favored outcome from the higher bidder (the better deal for stockholders), the Board insulated their preferred CCM Merger with a financial moat. 4. That wall is a termination fee the Board re-engineered to single out UWMC by name. While publicly claiming the fee “levels the playing field for all potential bidders” (quoting the Proxy), the Board in fact tripled the cost of competing for UWMC alone—from $25.4 million to roughly $76.4 million—while leaving every other conceivable acquirer at roughly $51 million. Even though UWMC continued to offer stockholders more money, the Board kept putting its Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 2 of 42

Page 3 3 lower-value deal to repeatedly failing stockholder votes, postponing the meeting again and again rather than engage with the clear high bidder. 5. This class action raises federal securities law claims, and a claim for breach of the duty of loyalty and good faith under Maryland law, because the target board’s solicitations in favor of the lower-priced merger are materially misleading and conflict with the high bidder’s own recitation of the same underlying circumstances. 6. Two Harbors is a Maryland-incorporated real estate investment trust whose principal asset is a pristine portfolio of mortgage servicing rights. In late 2025, the Company’s Board ran a sale process. The process worked, as multiple parties showed interest. 7. On December 17, 2025, the Board signed an all-stock deal valued at $11.94 per Two Harbors share with UWMC. The Board declared the UWMC transaction as advisable and in the best interests of Two Harbors stockholders. 8. Three months later the Board changed its tune and walked away from that deal. On March 27, 2026, it terminated the UWMC merger agreement and signed up for an inferior cash deal with CrossCountry. At the time, it appeared that CrossCountry launched an unsolicited intervening bid that upset an otherwise harmonious merger process between Two Harbors and UWMC. 9. Even when UWMC came back with successive competing proposals, the Board did not negotiate. Instead, it rigged the auction and looked after Two Harbors’ management by accepting from CrossCountry a bare $0.50-per-share matching bid at $11.30 in late April 2026. While not obtaining a penny more than UWMC was offering, the Board doubled the termination fee payable to CrossCountry from $25.4 million to $50 million, thus raising the cost to UWMC or any other third party for no consideration in return. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 3 of 42

Page 4 4 10. The Board then repeated the pattern on May 8, 2026, accepting another bare matching amendment by CrossCountry to $12.00 per share (and nudging the Company Termination Fee to $51 million) without negotiating any incremental value, certainty, or risk-shifting consideration. On May 11, 2026, UWMC publicly raised its cash election to $12.50 per share, uncapped and not subject to proration—demonstrating that further value remained on the table that the Board, fixed on protecting management’s payout, had refused to pursue. 11. The pattern is unmistakable. Twice the Board let CrossCountry rewrite the deal— first on April 28, 2026 and again on May 8, 2026—and each time CrossCountry did nothing more than match UWMC’s latest cash price. 12. In return for bare matches, the Board should not even have raised the termination fee. It not only raised it, but the Board also designed a financial weapon and aimed it at one target. Start with the original deal: any rival that wanted to top UWMC’s previous winning bid faced a single $25.4 million termination fee. The Board first doubled that fee—to $50 million, then $51 million—for everyone. Then, critically, it created a separate $25.4 million refund fee to be triggered and paid by UWMC alone. The result is a tripling of the cost to compete that falls on one bidder only: UWMC must now pay roughly $76.4 million to top the deal, while every other conceivable acquirer pays only the roughly $51 million fee. The Board did not “level the playing field.” It tripled the toll for the one bidder offering stockholders more and left it unchanged for everyone else. 13. And each time the stockholders have been unwilling to support the outcome the Board wanted, the Board has simply moved the vote, postponing the special meeting again and again—from May 19, 2026, to May 28, to June 11, and now to June 23, 2026. Through every amendment and every postponement, one thing has never changed: the Board’s insistence on Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 4 of 42

Page 5 5 steering stockholders toward the lower-priced CrossCountry deal and away from UWMC’s higher, fully financed, all-cash $12.50 offer. 14. Why would the Two Harbors Board walk away from a better deal from UWMC time and time again? If investors read only the Two Harbors proxy solicitations in favor of the CrossCountry bid, they are led to the view that UWMC was an uncertain price and that maximizing stockholder value was the driving force behind the Board’s actions. 15. But on May 6, 2026, UWMC’s CEO made several highly unusual and stunning disclosures on the UWMC quarterly earnings call. In short, the UWMC CEO made clear that the merger with Two Harbors was well on track until Two Harbors management figured out that UWMC wanted to buy the Two Harbors assets and business but was not planning to keep its management. From that moment onward (perhaps including in violation of an anti-solicitation provision prohibiting Two Harbors from inviting competing offers), Two Harbors’ Board and management have looked only to CrossCountry to avoid selling to UWMC. 16. None of these facts—management entrenchment, the Board’s refusal to engage with UWMC, the economic illogic of doubling a termination fee to reward a bare matching bid, the Board’s repetition of that pattern on May 8, 2026, or the $35 million in immediate cash payouts to management that UWMC has publicly identified as the real driver of the Board’s choice—is disclosed in the definitive proxy statement on Schedule 14A that Two Harbors filed with the SEC on April 20, 2026, as supplemented by the definitive additional proxy materials filed on May 4 and May 6, 2026, and as further supplemented by the definitive additional soliciting materials Two Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 5 of 42

Page 6 6 Harbors filed on May 13, 2026 and June 8, 2026 (collectively, the “Proxy”).1 Instead, the Proxy presents the Board’s conduct as ordinary, value-maximizing business judgment. 17. Plaintiff does not favor any bidder here. Plaintiff seeks only what federal disclosure law and Maryland corporate law requires: that fiduciaries who stand on both sides of a transaction—here, by choosing a deal structure that pays themselves out immediately rather than negotiating higher value for the owners of the Company—use their power strictly for proper business purposes and not to further self-interests like entrenchment or prejudicing one bidder for any personal reasons, and to disclose the facts material to that conflict so that Plaintiff and his fellow stockholders can decide for themselves. 18. The omissions and misstatements identified herein deprive Two Harbors stockholders of information essential to an informed vote on a merger that will permanently extinguish their equity interest when a publicly available, fully financed alternative offers them a better deal at $12.50 per share. Stockholders are entitled to know the full facts. They are also entitled to the work of faithful fiduciaries, not partial favoritism for non-business reasons. 19. This class action, brought under Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and SEC Rule 14a-9, and under Section 2-405.1 of the Maryland General Corporation Law, seeks corrective disclosure of the material facts the Board has concealed so that Two Harbors stockholders—not their conflicted fiduciaries—can decide, on a fully informed basis, what to do with their Company, together with a declaration that Defendants violated the federal securities laws, a declaration that the Individual Defendants breached their fiduciary duties and, 1 Each reference herein to the “Proxy” includes these supplemental solicitations, and the material misstatements and omissions alleged herein appear in, and were perpetuated by, both the April 20 definitive proxy statement and the supplements thereto. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 6 of 42

Page 7 7 on that claim, monetary damages for Plaintiff and the Class, and, in the event the merger is approved and consummated, rescission and rescissory damages. 20. When Plaintiff first brought this action and focused solely on federal disclosure claims, the Board’s alleged partiality against UWMC and management’s entrenchment-based conflict were minimized by Defendants as contested allegations that required no further disclosure. With this amendment, that is no longer so. Both as a matter of disclosure and in assessing Defendants’ loyalty, or lack thereof, since the original complaint, the Board has: a. stated in writing that no director or named executive officer is “expected to continue” under either deal, but has not stated that management will in fact depart, that management has been terminated, or that management could still be retained by, or enter into arrangement with the buyer; b. not disclosed whether management expected to keep their positions or whether that expectation drove the Board’s choice, leaving unaddressed both that open question and the conflict that actually matters: the form and immediacy of management’s payout; c. remained silent about how the all-cash CCM Merger crystallizes management’s change-in-control payments and equity awards into immediate cash, while any UWMC structure would have converted those same awards into UWMC stock—a material conflict in the form, not merely the fact, of management’s compensation; and d. structured the CCM Merger Agreement termination fee provisions so that UWMC—the bidder offering stockholders the most—must bear a higher cost to pursue its bid than any other potential bidder, treating UWMC differently Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 7 of 42

Page 8 8 from every other acquirer in a manner that reflects misplaced motives and disloyalty rather than evenhanded deal protection. 21. Meanwhile, because of subsequent developments, the total mix of information has changed, and the Board’s response has been not to correct or even update its disclosures but to postpone the stockholder vote again and again. A vote obtained on the current Proxy would not be the fully informed vote that Section 14(a) and Maryland law require. Moreover, the facts more clearly reflect that this deal is tainted by actual disloyalty. 22. The Court denied Plaintiff’s earlier motion directed at the originally scheduled May 19 vote. The special meeting has been repeatedly postponed, and it appears that Two Harbors stockholders are rejecting the facially inadequate CCM Merger despite being provided misleading and incomplete information. Accordingly, Plaintiff does not presently seek to enjoin on an emergency basis the latest rescheduled vote. Instead, Plaintiff expressly reserves all equitable rights, including the right to seek to enjoin consummation of the CCM Merger in the event it is approved, and to seek injunctive relief under state corporate law if the Board continues to favor the facially undervalued bid. JURISDICTION AND VENUE 23. This Court has subject matter jurisdiction over the federal claims pursuant to 28 U.S.C. § 1331 and Section 27 of the Exchange Act, 15 U.S.C. § 78aa, which confers exclusive jurisdiction on the federal courts over claims arising under the Exchange Act. 24. This Court has supplemental jurisdiction over the state-law breach-of-fiduciary-duty claim pursuant to 28 U.S.C. § 1367(a) because that claim arises out of the same case or controversy and derives from a common nucleus of operative fact as the federal claims. 25. This Court has personal jurisdiction over each of the Defendants because Two Harbors is incorporated in the State of Maryland and the Individual Defendants have purposefully Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 8 of 42

Page 9 9 directed conduct toward Maryland by, among other things, causing the Company to be governed by the Maryland General Corporation Law and to enter into the CrossCountry Merger Agreement, which itself contemplates the merger of a Maryland subsidiary into the Maryland parent under Maryland law. 26. Venue is proper in this District under Section 27 of the Exchange Act and 28 U.S.C. § 1391(b) because Two Harbors is a Maryland corporation that is “found” in this District for purposes of § 27, the proxy materials at issue were disseminated to stockholders located within this District, and a substantial part of the events giving rise to the claims occurred in this District. PARTIES 27. Plaintiff George Assad is, and at all relevant times has been, the owner of shares of Two Harbors common stock and has held such shares continuously since prior to the record date for the May 19, 2026 special meeting. 28. Defendant Two Harbors Investment Corp. is a Maryland corporation with its principal executive offices at 1601 Utica Avenue South, Suite 900, St. Louis Park, Minnesota 55416. Two Harbors is a real estate investment trust that invests in mortgage servicing rights and residential mortgage-backed securities, and its common stock trades on the New York Stock Exchange under the ticker “TWO.” 29. Defendant Stephen G. Kasnet is the Independent Chairman of the Board of Two Harbors and a member of the Ad Hoc Committee that oversaw the strategic process leading to the CrossCountry Merger Agreement. 30. Defendant William Greenberg is the President and Chief Executive Officer of Two Harbors and a member of the Board. As described below, Mr. Greenberg has interests in the CrossCountry Merger that diverge materially from those of public stockholders, including potential change-in-control payments and accelerated equity awards. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 9 of 42

Page 10 10 31. Defendant E. Spencer Abraham is a director of Two Harbors. 32. Defendant James J. Bender is a director of Two Harbors. 33. Defendant Sanjiv Das is a director of Two Harbors. 34. Defendant Karen Hammond is a director of Two Harbors. 35. Defendant James A. Stern is a director of Two Harbors and a member of the Ad Hoc Committee. 36. Defendant Hope B. Woodhouse is a director of Two Harbors and a member of the Ad Hoc Committee. 37. Defendants Kasnet, Greenberg, Abraham, Bender, Das, Hammond, Stern, and Woodhouse are referred to collectively as the “Individual Defendants” or the “Board.” Each Individual Defendant authorized, reviewed and/or caused the issuance and dissemination of the Proxy and is a “control person” of Two Harbors within the meaning of Section 20(a) of the Exchange Act. CLASS ACTION ALLEGATIONS 38. Plaintiff brings this action as a class action pursuant to Federal Rules of Civil Procedure 23(a), 23(b)(2), and 23(b)(3) on behalf of all record and beneficial holders of Two Harbors common stock who were entitled to vote on the CCM Merger, who held shares during the period in which the Proxy and supplemental solicitations were disseminated, and/or whose shares will be exchanged or cashed out in the CCM Merger (the “Class”). Excluded from the Class are Defendants, CrossCountry, UWMC, their affiliates, and their immediate family members, officers, directors, legal representatives, heirs, successors, and assigns. 39. Numerosity is satisfied. As of the end of the first quarter of 2026, Two Harbors had 105,046,333 shares of common stock outstanding. Given the number of outstanding shares, the Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 10 of 42

Page 11 11 Company’s public listing on the NYSE, and the dispersion of record and beneficial ownership, members of the Class are so numerous that joinder of all members is impracticable. 40. Common questions of law and fact exist and predominate over any questions affecting only individual Class members, including whether the Proxy and supplemental solicitations omitted or misstated material facts, whether Defendants violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9, whether the Individual Defendants breached their duties of loyalty and good faith under Section 2-405.1 of the MGCL, whether Defendants’ conduct caused injury to the Class, and the proper measure of classwide relief. 41. Plaintiff’s claims are typical of the claims of the Class because Plaintiff, like all Class members, owns Two Harbors common stock, was subjected to the same materially misleading Proxy and supplemental solicitations, and faces the same injury from being asked to vote on, or having his shares cashed out in, the CCM Merger without full disclosure of material facts and through a conflicted process. 42. Plaintiff will fairly and adequately protect the interests of the Class. Plaintiff’s interests are aligned with those of absent Class members, Plaintiff has no interests antagonistic to the Class, and Plaintiff has retained counsel experienced in complex securities, fiduciary-duty, and stockholder class litigation. 43. Predominance is satisfied because Defendants’ alleged misconduct was directed uniformly at all Class members through the same Proxy and supplemental solicitations, the same merger process, and the same per-share merger consideration. The materiality, falsity, causation, and damages issues can be adjudicated with common proof rather than individualized inquiries. 44. A class action is superior to other available methods for fairly and efficiently adjudicating this controversy because the claims concern a common course of conduct affecting all Two Harbors stockholders, individual actions would be inefficient and risk inconsistent Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 11 of 42

Page 12 12 adjudications, and the Class’s claims for corrective disclosure, declaratory relief, damages, rescission, and rescissory damages are most appropriately resolved in one proceeding. 45. This action may also be maintained under Rule 23(b)(2) because Defendants have acted or refused to act on grounds generally applicable to the Class, making final injunctive and declaratory relief appropriate respecting the Class as a whole. FACTUAL ALLEGATIONS A. Two Harbors and its Strategic Process 46. Two Harbors is a Maryland-incorporated publicly traded real estate investment trust (known as a REIT) that invests in mortgage servicing rights and agency residential mortgage-backed securities through its subsidiary RoundPoint Mortgage Servicing LLC, with its common stock listed on the NYSE under the symbol “TWO.” 47. Beginning in late 2024 and continuing through 2025, the Board considered a series of unsolicited acquisition proposals from UWMC, CrossCountry and other parties. In October 2025, the Board formed an Ad Hoc Committee comprised of Defendants Kasnet, Stern and Woodhouse to oversee the strategic process. 48. On December 17, 2025, the Board unanimously approved an all-stock merger agreement with UWMC providing for a fixed exchange ratio of 2.3328 shares of UWMC Class A common stock for each share of Two Harbors common stock, implying total per-share consideration of approximately $11.94 based on the then-prevailing UWMC stock price of approximately $5.12 (the “Original UWMC Merger Agreement”). The Original UWMC Merger Agreement provided for Two Harbors to terminate in the event of an unsolicited “Superior Proposal” to acquire the Company’s stock, but precluded the Company from continuing to shop itself to other bidders. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 12 of 42

Page 13 13 49. Concurrent with the Original UWMC Merger Agreement, the Board and management took a series of steps that accelerated cash and equity payments to Mr. Greenberg and other senior officers, including: (i) the payment of accelerated 2025 cash incentive bonuses on December 26, 2025; (ii) the accelerated vesting and settlement of restricted stock units that would otherwise have vested in the first quarter of 2026; and (iii) a $3.5 million Restricted Stock Award Grant to Mr. Greenberg which would fully vest upon a termination without “cause” or for “good reason” following a change of control. 50. Following the public announcement of the Original UWMC Merger Agreement, on the afternoon of December 17, 2025, CrossCountry submitted a purportedly unsolicited offer containing a revised all-cash takeover proposal. 51. CrossCountry did not pursue it for long. On December 21, 2025, after Two Harbors posed diligence and financing questions, CrossCountry informed the Company’s financial advisor that it had “determined not to further pursue” a transaction with Two Harbors and was “discontinuing its evaluation.” 52. CrossCountry then went silent for nearly three months, resurfacing only on March 17, 2026—the day after the originally scheduled UWMC stockholder vote was adjourned—with a new unsolicited all-cash proposal of $10.70 per share. That late-arriving bid became the basis for the inferior CrossCountry transaction the Board ultimately chose. B. The CrossCountry Merger Agreement and the Termination of the UWMC Deal 53. On March 27, 2026, prior to entering into a merger agreement with CrossCountry, Two Harbors delivered to UWMC a written notice terminating the Original UWMC Merger Agreement based on the Ad Hoc Committee’s determination that CrossCountry’s proposal constituted a “Company Superior Proposal.” Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 13 of 42

Page 14 14 54. Also on March 27, 2026, Two Harbors entered into an Agreement and Plan of Merger with CrossCountry providing for the cash-out of Two Harbors common stockholders at $10.80 per share (the “Original CCM Merger Agreement”). CrossCountry, on behalf of Two Harbors, paid the $25.4 million termination fee owed to UWMC under the Original UWMC Merger Agreement. 55. The Original CCM Merger Agreement contained a “Company Termination Fee” matching the $25.4 million paid to UWMC, payable by Two Harbors to CrossCountry in specified circumstances. But the Original CCM Merger Agreement also provided a refund to CrossCountry of the $25.4 million UWMC termination fee in the event of an intervening bid, for aggregate termination-related payments of $50.8 million, representing approximately 4.4% of the transaction’s equity value. As originally drafted this refund was bidder-neutral, yet, as detailed below, the Board later re-engineered it through the First Amendment to fall on UWMC alone, unfairly targeting the one bidder planning to fire management. 56. On April 20, 2026, Two Harbors filed and mailed the definitive proxy soliciting stockholder approval of the Original CCM Merger Agreement at a special stockholders’ meeting scheduled to take place on May 19, 2026. C. The Board Shuns UWMC’s Higher Competing Proposal 57. Also on April 20, 2026, UWMC delivered to the Board a revised proposal offering Two Harbors stockholders, on a share-by-share basis with no cap and no proration, the unfettered choice between (i) $11.30 per share in cash (a $0.50 premium to CrossCountry’s then-pending $10.80); or (ii) 2.3328 shares of UWMC Class A common stock at the same fixed exchange ratio the Board had itself determined superior in December 2025 (the “April 20 UWMC Proposal”). Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 14 of 42

Page 15 15 58. On April 24, 2026, UWMC delivered to Two Harbors written responses to clarifying questions, accompanied by an executed financing commitment letter from Mizuho Bank, Ltd. for a $1.2 billion senior unsecured bridge facility. 59. On April 27, 2026, in response to the April 20 UWMC Proposal, CrossCountry proposed an amendment to the Original CCM Merger Agreement that would (i) increase the cash consideration from $10.80 to $11.30 per share (a bare match of UWMC’s cash election); and (ii) increase the Company Termination Fee from $25.4 million to $50.0 million. Adding in the $25.4 million refund that—as detailed below—the Board restructured to fall on UWMC alone, the cost to UWMC of topping the deal would balloon to a staggering $75.4 million, representing about 6.4% of the deal’s value, while no other bidder owed a penny of that surcharge. 60. On April 28, 2026, the Board approved CrossCountry’s amendment proposal and Two Harbors and CrossCountry executed the First Amendment to the Agreement and Plan of Merger (the “First Amendment,” and the Original CCM Merger Agreement as so amended, the “Amended CCM Merger Agreement”). 61. The First Amendment did three things: (i) it amended Section 3.1(a)(i) of the Merger Agreement to replace “$10.80” with “$11.30”; (ii) it amended the definition of “Company Termination Fee” to replace “$25,400,000.00” with “$50,000,000”; and (iii) it added a new closing condition for the benefit of Two Harbors relating to the receipt of business permits associated with its mortgage origination and servicing businesses. Taking into account the potential refund of the $25.4 million previously paid to fund the prior UWMC termination fee, the total termination cost to UMWC was now up to $75.4 million, or 6.4% of equity value. 62. On April 30, 2026, UWMC submitted to the Board a further revised proposal increasing its cash election from $11.30 to $12.00 per share, while preserving the same 2.3328 Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 15 of 42

Page 16 16 fixed exchange ratio for stockholders electing stock, and supported by an increased $1.3 billion committed unsecured bridge facility from Mizuho (the “April 30 UWMC Proposal”). 63. Also on April 30, 2026, UWMC publicly issued an open letter directly to Two Harbors stockholders disclosing the terms of the April 30 UWMC Proposal and accusing the Board of refusing to negotiate, of accepting from CrossCountry “the bare minimum to match what is essentially the floor value of our prior offer,” and of “ma[king] it harder for UWMC to offer you more value by agreeing to a higher termination fee with CrossCountry.” UWMC’s accusation tracked the contract: as detailed below, the First Amendment rewrote Section 8.3(c) so that the $25.4 million refund is triggered only by a topping bid from “[UWMC] or an affiliate thereof,” raising UWMC’s cost alone while leaving every other potential bidder unaffected. 64. On May 3, 2026, the Board met and unanimously determined that the April 30 UWMC Proposal “was not, and could not reasonably be expected to lead to, a ‘Company Superior Proposal.’” 65. On May 4, 2026, Two Harbors filed a definitive proxy supplement (the “May 4 DEFA14A”) describing the First Amendment and the rejection of the April 30 UWMC Proposal. The May 4 DEFA14A disclosed, among other things, that: (1) The Board unanimously determined that the April 20 UWMC Proposal “did not constitute a ‘Company Superior Proposal’” and that the April 30 UWMC Proposal “was not, and could not reasonably be expected to lead to, a ‘Company Superior Proposal’”; (2) In reaching that determination, the Board considered “the certainty of value provided by CCM’s all-cash consideration of $11.30 per share of TWO Common Stock payable to all stockholders” compared to “the default consideration for non-electing Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 16 of 42

Page 17 17 stockholders [which] was UWMC Class A Common Stock with an implied value of approximately $8.72 per share”; (3) The Board approved an increase in the Company Termination Fee from $25.4 million to $50.0 million, plus a $25.4 million reimbursement to CCM in the event of a transaction with UWMC, and concluded that this structure was “fair to, and in the best interests of, TWO and its stockholders”; and Houlihan Lokey informed the Board that it “did not believe Houlihan Lokey would be in a position to render a fairness opinion with respect to a transaction on the terms of the April 20 UWMC Proposal in its then-current form”—but the May 4 DEFA14A did not disclose that the Board never requested UWMC to modify the default-election structure that the Board reported undermined its attractiveness. 66. On May 6, 2026, Two Harbors filed additional definitive proxy materials (the “May 6 DEFA14A”) in the form of an investor presentation that represented the Board had conducted an “exhaustive, robust process that achieved optimal outcome for TWO’s stockholders.” D. UWMC’s Earnings Call Disclosures Are Irreconcilable With Two Harbors Disclosures 67. On May 6, 2026, on a publicly broadcast earnings call, UWMC’s Chief Executive Officer Matthew Ishbia was asked about losing the fight over Two Harbors. Ishbia began by extolling the value of Two Harbors’ “pristine” book of business and expressed the high enthusiasm that UWMC had for the acquisition. He then explained that the Two Harbors team evidently changed their enthusiasm for completing the original deal when they realized their jobs with UWMC may not be secure post-closing. CEO Ishbia explained: “And so where that stands now is like we don’t see as much value in their management team. I think their team members there met some of their – people are very good, but their leadership team we Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 17 of 42

Page 18 18 were not as impressed with. And so what’s happened since then is they’ve went out and tried to get another bid, and they did. Whether it was appropriate or not, we can discuss that at a later point. But what’s happened is, if they were to just engage with us, we would—we always plan on paying $12. . . . And so they never engaged. They just went out to another offer, we made another offer, they just basically ignored it. . . . I feel like they’re—it’s very clear that their management team and their Board . . . is maybe playing some games and doing things because they realize that we don’t see any value for them specifically. . . . [N]ow they’re trying to do anything they can to potentially go with someone else so that they have jobs and sustainability.” 68. This was a remarkable disclosure that called into question the story that Two Harbors had been telling its own investors in the DEFA14A for the CrossCountry deal. The above disclosure creates substantial doubt over whether: (i) Two Harbors may have violated the non-solicitation provision of the Original UWMC Merger Agreement; (ii) the Board may have refused to engage in good faith with UWMC; and (iii) the Two Harbors senior management team appear to be driving a stockholder value-reducing outcome based on their personal desire to maintain employment. 69. In a subsequent May 15 interview with UWM Live, UWMC’s CEO was blunter still about what was driving the Board: management’s self-preservation. Ishbia explained that UWMC had no need for Two Harbors’ management—it wanted scale and the Company’s servicing book, not its managers. 70. “Their management team didn’t like that we had no need for them,” Ishbia said, “and so they basically figured out, is there a way they can get out of this and find someone else?” Asked what value UWMC placed on that management team, Ishbia did not hedge: “I don’t like to say zero value, but zero value. And they know that, and we told them that, and they didn’t like that.” Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 18 of 42

Page 19 19 71. Ishbia also expressly tied the Board’s resistance to the deal protections at issue here, observing that if the CrossCountry deal collapsed, “it costs the other person a lot more money than they expected.” 72. On May 8, 2026, CrossCountry and Two Harbors entered into a Second Amendment to the Agreement and Plan of Merger (the “Second Amendment”) increasing the cash consideration from $11.30 to $12.00 per share—a bare match of UWMC’s April 30 cash election—and increasing the Company Termination Fee from $50 million to $51 million. As with the First Amendment, CrossCountry obtained the matching bid without offering any incremental value, deal certainty, or risk-shifting consideration to Two Harbors stockholders. The Board again reaffirmed its recommendation in favor of the CrossCountry transaction, citing financing certainty and execution risk concerns surrounding UWMC’s proposal. 73. On May 11, 2026, UWMC publicly announced a further revised proposal increasing its cash election from $12.00 to $12.50 per share, while preserving the same 2.3328 fixed exchange ratio for stockholders electing stock (the “May 11 UWMC Proposal”). As with prior UWMC proposals, the cash election remained available to all Two Harbors stockholders on a share-by-share basis, with no cap and no proration. The May 11 UWMC Proposal increased UWMC’s headline cash value $0.50 per share above the price the Board had just accepted from CrossCountry on May 8. 74. Concurrently with the May 11 UWMC Proposal, UWMC issued a second public open letter to Two Harbors stockholders. The letter again accused the Board of refusing to engage with UWMC despite multiple revised proposals, stated that UWMC remained “open to considering amendments to our terms, including a potential reverse termination fee and modifications to the election mechanism, but we can only do so through open engagement,” and asserted that the Board’s refusal to engage was tied to “protecting a deal structure that ensures immediate cash Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 19 of 42

Page 20 20 payouts for Two Harbors management in the range of $35 million on the date of close instead of negotiating higher value for stockholders.” 75. UWMC further stated that its proposed structure “reduces overall compensation to management and defers some of the payout, allowing us to pay higher value to stockholders,” and again urged Two Harbors stockholders to vote against the CrossCountry merger at the May 19 special meeting. E. The Materially Misleading Proxy 76. The Proxy asks Two Harbors common stockholders to approve a transaction at a lower per-share price than the publicly available alternative. In that posture, the materiality of disclosures bearing on why the Board is recommending the lower-priced deal—and on whether that recommendation is the product of independent business judgment or of personal interest—is at its highest. 77. Confronted with UWMC’s public allegation that its choice was driven by management’s self-interest, the Board responded not with facts but with labels, branding UWMC’s higher offer “illusory,” “predatory,” and “unactionable” and recasting UWMC’s allegations as mere efforts to “disparage and attack TWO’s management and Board.” 78. Rule 14a-9 does not permit a board to address a material conflict allegation with empty rhetoric in place of the facts a stockholder needs to decide how much and whether to rely on the Board and management’s recommendations. The omissions described below deprive Two Harbors stockholders of information a reasonable stockholder would consider important in deciding how to vote. 79. The materiality of these omissions is no longer a matter of inference. Since Plaintiff filed his original complaint, developments have moved each item below from contested allegation to documented fact—and rather than cure the Proxy flaws by including and addressing these facts Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 20 of 42

Page 21 21 as needed, the Board has responded by ignoring the issues and postponing the stockholder vote again and again. 80. The Board has now stated that no member of the Board is “expected to continue” with the combined company, and that no offers of employment have been made to, nor discussions held regarding, any named executive officer under either deal. But that carefully worded statement obscures the conflict rather than dispelling it. The Board has not stated that management will in fact depart, that management has been or will be terminated under the CCM Merger. Management could still be retained by the buyer. That no employment “discussions” had occurred as of May 13 is a snapshot in time, not a commitment, and it says nothing about whether management expected to keep their positions, whether continued employment was discussed earlier in the process, or whether any such expectation influenced the Board’s decision to abandon UWMC’s higher bid in favor of CrossCountry. 81. And even taken at face value, the statement answers only a question about job titles while leaving untouched the conflict that actually drives the Board’s choice—the form and immediacy of management’s payout: the all-cash CCM Merger crystallizes management’s change-in-control payments and equity awards into immediate cash, while any UWMC structure would have converted those same awards into UWMC stock. 82. UWMC’s CEO has publicly stated that UWMC saw “zero value” in Two Harbors’ management and described management as having “figured out, is there a way they can get out of this and find someone else.” 83. The supposedly evenhanded termination-fee structure forces UWMC to bear a higher cost to pursue its bid than any other potential bidder. By singling out UWMC for treatment different from every other bidder, the Board has revealed misplaced motives and disloyalty rather than an evenhanded effort to protect stockholders’ interests. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 21 of 42

Page 22 22 84. And both leading independent proxy advisory firms—ISS and Glass Lewis—have now recommended against the CCM Merger, with ISS, in particular, finding that the Board “has not engaged” with UWMC and that the concerns the Board cited “do not appear to be valid reasons to not engage.” 85. Stockholders being asked to vote at the rescheduled June 23 meeting are entitled to make their decision on the basis of these now-clearly material facts, not the Proxy’s selective and self-serving narrative. The total mix has changed. 86. Stripped to its essence, the Proxy withholds the answers to the three questions a reasonable stockholder would most want answered before voting to accept a lower price: a. how the all-stock UWMC merger that this same Board unanimously declared “advisable and in the best interests of” stockholders in December 2025 collapsed within three months; b. why the Board has brazenly singled out UWMC—and UWMC alone—for a refusal to negotiate and a termination penalty that it alone must pay; and c. what actually happened inside the Board’s purportedly “thorough” process that turned the highest bidder into the disfavored one. 87. The Proxy answers none of them. As set forth below, the facts that supply the answers—management’s realization that UWMC would not retain or pay them, the resulting drive to find a buyer that would, and the deal architecture built to protect that outcome—are precisely the facts the Board omitted. 1. The Proxy is Silent About UWMC’s Implication that Two Harbors Breached the Original UWMC Merger Agreement 88. Whether the CCM Merger is at risk of closing on account of breaches of the Original UWMC Merger Agreement’s No-Shop provision (Section 6.3) is no longer a matter of Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 22 of 42

Page 23 23 speculation. UWMC’s CEO has publicly described Two Harbors’ management as having “figured out, is there a way they can get out of this and find someone else”—conduct that, if accurate, would directly implicate the Original UWMC Merger Agreement’s prohibition on inviting, facilitating, or encouraging competing offers. The Proxy says nothing about whether such conduct occurred, whether the Board investigated it, or what closing risk it creates for stockholders being asked to bet their equity on a transaction that the original counterparty—UWMC—has signaled it considers tainted. 2. The Proxy Does Not Disclose What Happens to Management’s Jobs and Economic Interests Under Each Competing Transaction 89. Stockholders benefit from competitive bidding. When a board recommends a transaction at a lower headline price than a publicly available alternative, stockholders accept that there may be sensible, value-maximizing reasons for the board’s choice, such as deal certainty, financing, regulatory path, election mechanics, and so on. But stockholders are entitled to all material information bearing on the board’s recommendation before being asked to leave money on the table. That includes, most fundamentally, whether the board and the management team it leads have a personal stake in the outcome that diverges from the stockholders’ interests. 90. Here, the rival bidder, UWMC, has publicly stated that the Board’s choice is the product of entrenchment—i.e., the directors and senior officers’ interest in keeping their jobs and crystallizing their compensation. The Proxy does not address that allegation by disclosing the underlying facts that would allow stockholders to evaluate it. 91. Specifically, the Proxy does not disclose whether, under a transaction with UWMC, Two Harbors’ directors and senior officers were expected to remain in their positions following closing. UWMC has stated publicly that they were not. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 23 of 42

Page 24 24 92. It also does not disclose whether, under the CCM Merger, Two Harbors’ directors and senior officers retain post-closing roles or, alternatively, exit the Company with severance and accelerated equity. The Proxy quantifies golden-parachute payments of approximately $14.8 million for Mr. Greenberg and seven-figure payments for the other named executive officers but does not address post-closing employment under either transaction. Nor does the Proxy disclose whether management expected to retain their positions earlier in the process, whether the Board or management discussed continued employment with either bidder before the Board pivoted to CrossCountry, or whether any such expectation influenced the Board’s decision to abandon the higher UWMC bid. 93. UWMC has publicly alleged that the CCM Merger structure ensures “immediate cash payouts for Two Harbors management in the range of $35 million on the date of close[,]” a figure substantially in excess of the Proxy’s golden-parachute disclosure. UWMC also asserts that its own proposed structure “reduces overall compensation to management and defers some of the payout, allowing us to pay higher value to stockholders.” The Proxy does not address, reconcile, or refute UWMC’s $35 million figure. 94. Two Harbors’ own subsequent disclosures confirm that the operative conflict is the form of management’s consideration, not merely whether management keeps their jobs. In a press release and soliciting material dated May 13, 2026, the Board stated that “no member of the TWO Board is expected to continue with the combined company, and no offers of employment have been made to, nor have any discussions taken place regarding employment of, any TWO named executive officer—whether in a deal with CCM or UWMC.” That statement is itself materially misleading. 95. First, it is gerrymandered to two narrow groups—Board members and “named executive officers”—while omitting the broader group of senior officers who, as Two Harbors’ Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 24 of 42

Page 25 25 own December 17, 2025 Form 8-K reflects, received accelerated cash bonuses and equity as “Accelerated Payment Recipients.” 96. Second, it answers a question about jobs while concealing the actual conflict, which is the form and immediacy of the payout: the all-cash CCM Merger crystallizes management’s change-in-control payments and equity awards into immediate cash, while any UWMC structure would convert those same awards into UWMC stock. 97. And, finally, its implication of deal-neutrality is contradicted by CrossCountry’s own public statements describing extensive engagement with “the Two Harbors team,” including in-person visits to all Two Harbors offices and integration planning for its employees. Taking the Board at its word that the difference is not whether management keeps their positions, the Proxy still discloses none of the form-of-consideration asymmetry that the statement obscures. 98. Further, the Proxy does not disclose the significance of the asymmetry between the two competing structures to the directors’ and officers’ personal economic interests. Although the Proxy discloses that UWMC’s April 20 Proposal would have replaced the acceleration of TWO equity awards with replacement awards of UWMC stock, the Proxy does not disclose why that distinction matters to the conflicted fiduciaries recommending the transaction: that under the CCM Merger, all of management’s outstanding equity awards are paid in cash at closing, providing immediate, certain liquidity unaffected by any post-closing relationship with the acquirer. 99. Yet, under any UWMC structure the same awards would have converted into UWMC Class A common stock at the 2.3328 exchange ratio. The Proxy nowhere provides a comparative analysis of the value, vesting, severance, and other compensation outcomes that Two Harbors’ directors and named executive officers would experience under (i) the original UWMC Merger Agreement; (ii) the April 20 UWMC Proposal; (iii) the April 30 UWMC Proposal; and (iv) the Amended CCM Merger Agreement. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 25 of 42

Page 26 26 100. The Proxy further fails to disclose that, on December 17, 2025 (the same day the Board signed the original UWMC Merger Agreement) the Board approved a series of cash and equity accelerations and grants in favor of management that, on the face of the December 17, 2025 Form 8-K, fully vest upon a termination without “cause” or for “good reason” following a change of control. Those steps included (i) the payment of accelerated 2025 cash incentive bonuses on December 26, 2025 to Mr. Greenberg and other senior officers; (ii) the accelerated vesting and settlement of restricted stock units that would otherwise have vested in the first quarter of 2026; and (iii) a $3.5 million Restricted Stock Award Grant to Mr. Greenberg. 101. These omissions are material. UWMC’s CEO has stated publicly that UWMC placed “zero value” on Two Harbors’ management and would not retain them, and described management as having sought another buyer to preserve their jobs and crystallize their compensation. The Board, in turn, has now confirmed in writing that no director or named executive officer is expected to continue or has been offered employment under either deal— conceding that the operative differentiator lies in the form and immediacy of management’s payout, not in post-closing roles. UWMC has further told stockholders that its proposal funds a higher per-share price by not paying management out, while the CCM Merger does the inverse, routing approximately $33.8 million in immediate cash to insiders. The Board could and should have disclosed the underlying employment, vesting, severance, and form-of-consideration outcomes under each competing transaction so that stockholders could assess these now-documented conflicts for themselves. The Board did not. 102. A reasonable stockholder asked to approve a cash-out at $12.00 per share, when a fully financed alternative offers $12.50 with no cap or proration on the cash election, is entitled to know whether the Board’s recommendation reflects independent judgment about stockholder Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 26 of 42

Page 27 27 value or instead reflects the directors’ and officers’ personal interest in a transaction structure that pays them out and lets them go. 3. The Proxy Falsely Calls a UWMC-Only Penalty an Even-Handed “Leveling” of the Field 103. The Proxy reports that the Board “considered” the increase of the Company Termination Fee from $25.4 million to $50.0 million, and concluded that “this structure levels the playing field for all potential bidders, is reasonable in light of the circumstances and overall terms of the CCM Merger Agreement consistent with fees in comparable transactions, and would not preclude a Company Competing Proposal.” 104. That disclosure is materially misleading because it is the opposite of the truth: the Board did not level the playing field—it tilted it, by name, against the highest bidder. It omits the central economic fact: that the doubling of the Company Termination Fee was given to CrossCountry in exchange for a bare match of UWMC’s $11.30 cash election, a $0.50-per-share consideration improvement. CrossCountry obtained no additional value certainty, paid no incremental price for the matching bid, and assumed no additional risk to justify a $24.6 million increase in the breakup fee at a moment when a higher competing bid was actively pending. And the Board knew its “leveling” characterization was false: the bidder-specific trigger is written into its own merger agreement and recited in its own Form 8-K. 105. The pattern repeated on May 8, 2026, when CrossCountry obtained another bare matching amendment to $12.00 per share—again with no incremental value, certainty, or risk-shifting consideration to Two Harbors stockholders—underscoring that the doubled termination fee functioned as a one-way cost imposed on competing bidders rather than a value-maximizing protection for stockholders. That second amendment did not soften the targeting; it deepened it. With the UWMC-only refund untouched, UWMC’s all-in cost to top the deal rose with each Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 27 of 42

Page 28 28 amendment while every other potential bidder’s cost barely moved—confirming that the “leveling” rationale was not just inaccurate at the time the Proxy was filed, but became more inaccurate every time the Board defended it. 106. The Proxy further omits any discussion of the practical effect of doubling the Company Termination Fee in the middle of an active auction, which raised the cost to any third party (including UWMC) of stepping in with a higher proposal by approximately $24.6 million, while delivering no offsetting benefit to Two Harbors stockholders. A reasonable stockholder would consider the foregoing material to her vote. 107. The Proxy’s characterization of the doubled fee as “consistent with fees in comparable transactions” is itself misleading because it does not disclose: (i) the comparable transactions on which the Board purportedly relied; (ii) whether those comparable transactions involved a bare matching bid in response to a higher third-party proposal; or (iii) the absence of any new value or risk assumed by CrossCountry in exchange for the increase. 4. Mischaracterization of the Board’s Engagement with UWMC 108. The Proxy presents the Board as having conducted a “thorough” and “exhaustive” process and represents that the Board “carefully” evaluated the April 20 UWMC Proposal and the April 30 UWMC Proposal in consultation with its financial, strategic and legal advisors. 109. Those representations are materially misleading because the actual sequence of events disclosed in the Proxy itself reflects no negotiation with UWMC at all. After UWMC delivered the April 20 UWMC Proposal, the Board’s response consisted of (i) submitting written clarifying questions to UWMC’s counsel on April 23; (ii) receiving written responses on April 24; and (iii) on April 27, just three days later, pivoting to negotiate the First Amendment with CrossCountry rather than counter-proposing to UWMC on price, structure, or any other term. The Board followed the same pattern in response to the April 30 UWMC Proposal, rejecting it three Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 28 of 42

Page 29 29 business days later without any counterproposal or substantive engagement on the terms UWMC had identified. 110. The Proxy does not disclose that the Board declined to make a single counterproposal to UWMC on price, election mechanics, or other terms; that the Board did not request that UWMC modify the default-consideration structure that the Proxy now points to as a defect; and that the Board did not engage on financing terms or regulatory timing in any way comparable to the back-and-forth described between Two Harbors and CrossCountry. 111. The omission of these facts renders the Proxy’s repeated references to a “thorough” process and “careful” evaluation materially misleading. Both leading independent proxy advisory firms have since confirmed precisely that. ISS and Glass Lewis each recommended that Two Harbors stockholders vote against the CCM Merger, and ISS specifically found that the Board “has not engaged” with UWMC and that the concerns the Board cited for refusing to engage “do not appear to be valid reasons to not engage.” Those independent assessments are now part of the total mix of information against which the Proxy’s “thorough process” representations must be measured—and they show those representations to be exactly what stockholders deserved to be told they were: false. A reasonable stockholder would consider whether the Board genuinely tested the higher bid, or merely used it as a pricing benchmark to extract a matching cash figure from CrossCountry, highly relevant to her vote. F. The Board Weaponized the Termination Fee Against UWMC by Name 112. The deal-protection architecture surrounding the CrossCountry transaction is not a conventional, bidder-neutral termination fee. A legitimate termination fee applies evenly to all comers; this one does the opposite. Through the First Amendment executed on April 28, 2026, the Board re-engineered what had been a symmetrical break-fee structure into a targeted toll booth Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 29 of 42

Page 30 30 aimed squarely at the one bidder offering Two Harbors stockholders more money (UWMC) while leaving every other hypothetical acquirer essentially where it had been before. 113. The deal protection has three distinct pieces, and only the last one is the UWMC-specific trap. Piece one is a sunk cost; piece two applies to everyone; piece three falls on UWMC alone. 114. First, the Original UWMC Break Fee—already paid and gone. When the Board terminated the UWMC merger agreement in March 2026, CrossCountry paid UWMC’s $25.4 million break fee “on behalf of Two Harbors.” That payment is a completed, sunk cost of the abandoned December transaction. There is no just reason to refund CrossCountry for money it already paid to break up the Original UWMC Merger Agreement. 115. Second, the Company Termination Fee—owed by everyone. The Original CCM Merger Agreement defined it as “a cash amount equal to $25,400,000.00,” payable by Two Harbors to CrossCountry if the Company terminated the agreement in favor of a superior proposal. 116. Third—and critically—the UWMC-Only Refund: owed by UWMC and no one else. As originally drafted, Section 8.3(c) was bidder-neutral: the refund of that $25.4 million was owed “pursuant to any circumstance in which the Company Termination Fee is payable by the Company to Parent.” Under that original structure, every potential topping bidder stood in the same position: a combined $50.8 million obligation, or roughly 4.4% of the Company’s equity value, regardless of the bidder’s identity. 117. The April 28 Amendment changed that calculus in two simultaneous strokes. It doubled the Company Termination Fee, directing that “the reference to ‘$25,400,000.00’ is hereby amended to be ‘$50,000,000.’” And it rewrote Section 8.3(c) to strip out the bidder-neutral trigger and replace it with a bidder-specific one: the refund is now owed only where the Company Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 30 of 42

Page 31 31 Termination Fee is payable “as a result of [UWMC] or an affiliate thereof entering into an agreement providing for a Company Superior Proposal.” 118. The arithmetic exposes the inequitable design, and puts the Board’s motives in serious doubt. When the Board signed the CrossCountry deal, any rival faced a single $25.4 million termination fee on equal terms; the Board’s motives. One can follow the money in three steps. April 28 First Amendment then doubled that fee to $50 million and the May 8 Second Amendment raised it to $51 million for everyone, while the Board simultaneously rewrote Section 8.3(c) so that a separate $25.4 million refund is triggered only if the topping bidder is “[UWMC] or an affiliate thereof.” The result is that what began as a $25.4 million cost of competing became, for UWMC and UWMC alone, a roughly $76.4 million wall—a tripling pointed by name at the one bidder offering stockholders the most—while every other conceivable acquirer still pays only the roughly $51 million fee. 119. The Board’s “leveling the playing field” rationale does not withstand scrutiny. The Proxy’s claim that UWMC “like any other third party, would effectively bear a $50 million cost to terminate” conflates a sunk, already-paid cost of the abandoned December transaction with the marginal cost a bidder must weigh today, and the bidder-specific trigger keys off UWMC’s identity rather than whether a topping bidder actually holds the prior fee. At the only moment that matters—the decision whether to top the CrossCountry deal—UWMC confronts a roughly $76.4 million wall while every other bidder faces approximately $51 million, and the Board bolted that structure on mid-auction in exchange for nothing more than CrossCountry’s bare $0.50-per-share match, for which CrossCountry supplied no added value, certainty, or shifted risk. G. The Board’s Choice Delivered Tens of Millions in Accelerated Cash and Equity to Management Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 31 of 42

Page 32 32 120. The Board’s preference for the lower CrossCountry bid is explained by a benefit that flowed to the directors and officers but not to the stockholders they served, hard-wired into the deal structure from the moment the Original CCM Merger Agreement was executed. The change-in-control arrangements triggered by the CrossCountry merger provide management approximately $33.8 million in payments—roughly 2.68% of the transaction’s equity value— together with single-trigger vesting of all outstanding equity awards and the full, immediate acceleration of CEO William Greenberg’s $3.5 million restricted stock grant, benefits available exclusively to the insiders and not shared pro rata with the common stockholders. 121. The form of the consideration matters as much as the amount, and at its core this dispute is about management. Under the CrossCountry transaction, management’s equity is converted to cash at closing, delivering immediate, certain liquidity untethered to any continuing relationship with the buyer; under any UWMC structure, those same awards would have converted into UWMC Class A common stock at the fixed exchange ratio, and, as UWMC stated publicly, Two Harbors’ leadership was not expected to keep their jobs. UWMC told stockholders its proposal would “reduce[] overall compensation to management and defer[] some of the payout, allowing us to pay higher value to stockholders,” while the CrossCountry deal does the inverse— routing approximately $33.8 million in immediate cash to management in exchange for a lower price to the stockholders who own the Company. A board faithfully serving its stockholders would have taken the structure that paid its owners more; this Board took the structure that paid itself and then spent the stockholders’ own leverage—a tripled, UWMC-targeted termination fee—to defend it. H. Developments Since the Original Complaint 122. Events since this action was filed have only sharpened the picture of a disloyal board determined to consummate a transaction that serves management’s interests at the expense Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 32 of 42

Page 33 33 of stockholder value. Unable to secure stockholder approval, the Board has repeatedly reset the clock, adjourning the special meeting from May 19, 2026 to May 28, to June 11, and ultimately to June 23, 2026. Plaintiff commenced this action and moved for a temporary restraining order directed at the originally scheduled May 19 vote; following a hearing on May 18, 2026, the Court denied that motion, finding Plaintiff had not, on the record then before it, shown a likelihood of success, and dismissed as moot the related motion to preliminarily enjoin the vote. 123. UWMC and market observers have characterized the Board’s serial postponements as an effort to grind down stockholder resistance rather than to pursue greater value, and each adjournment was effected through additional definitive soliciting materials—including the supplement filed on June 8, 2026—that are themselves part of the disseminated total mix. On June 4, 2026, UWMC publicly reaffirmed its proposal to acquire every outstanding share for $12.50 in cash, or at the holder’s election UWMC Class A common stock at the fixed exchange ratio with no cap and no proration, and issued an open letter urging stockholders to reject the CrossCountry transaction and press the Board to engage. 124. On June 8, 2026, the Board postponed the meeting to June 23, 2026 while continuing to recommend the CrossCountry transaction at $12.00 per share, and disclosed that CrossCountry had agreed to waive the non-solicitation provisions of its merger agreement through the close of business on June 12, 2026 to permit direct engagement with UWMC. That waiver is itself a tacit admission that the “thorough” and “exhaustive” engagement the Proxy repeatedly represented had not in fact occurred: by permitting such engagement only now, and only for a four-day window, the Board conceded that no such engagement had previously taken place. As of the filing of this Amended Complaint, the Board has not disclosed that any substantive negotiation with UWMC occurred, and the Proxy’s failure to disclose the substance and outcome of that Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 33 of 42

Page 34 34 engagement renders its “thorough process” representations materially misleading as of the date of the vote. 125. These subsequent developments—the Board’s serial adjournments, the reaffirmation of a higher competing bid, and the adverse recommendations of both ISS and Glass Lewis, which found that the Board “has not engaged” with UWMC—are now part of the total mix of information against which the Proxy’s omissions and misstatements must be measured. They confirm that a stockholder vote obtained on the current, materially incomplete Proxy would not be the fully informed vote that Section 14(a) and Maryland law require. I. Classwide Harm 126. The challenged conduct affected all Class members on the same terms. As of the end of the first quarter of 2026, Two Harbors had 105,046,333 shares of common stock outstanding, and the CCM Merger seeks to cash out those shares through a process and on terms that the Board recommended notwithstanding a higher, publicly available competing proposal from UWMC. 127. The injury to the Class arises from Defendants’ conduct as a whole and is not limited to any single component of value. It includes, among other things described in this Amended Complaint, the difference in consideration between the CCM Merger and UWMC’s higher competing proposal, the additional value associated with UWMC’s stock-election option and the absence of any cap or proration on its cash election, the value lost through the Board’s refusal to engage with the higher bidder and through the UWMC-targeted termination-fee structure, and the deprivation of a fully informed vote resulting from the Proxy’s alleged misstatements and omissions. 128. Because the special meeting has been serially postponed, including after Plaintiff sought a temporary restraining order directed at the originally scheduled vote, no stockholder vote Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 34 of 42

Page 35 35 is currently imminent, and Plaintiff therefore does not by this Amended Complaint seek to enjoin any vote at this time. Plaintiff instead seeks corrective disclosure in advance of any rescheduled vote and, in the event the CrossCountry merger is nonetheless approved and consummated, a declaration that Defendants violated the federal securities laws, a declaration of the Individual Defendants’ breaches of fiduciary duty, damages on behalf of Plaintiff and the Class, rescission and rescissory damages, and preservation of Plaintiff’s and the Class’s right to seek to enjoin the closing—which is not expected to occur until regulatory approvals are obtained—pending corrective disclosure. COUNT I (Violation of Section 14(a) of the Exchange Act and Rule 14a-9—Against All Defendants, on Behalf of Plaintiff and the Class) 129. Plaintiff, individually and on behalf of the Class, incorporates by reference each of the foregoing allegations as though fully set forth herein. 130. Section 14(a)(1) of the Exchange Act, 15 U.S.C. § 78n(a)(1), makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce .. . . , in contravention of such rules and regulations as the Commission may prescribe,” to solicit “any proxy or consent or authorization in respect of any security . . . registered pursuant to section 78l of this title.” 131. Rule 14a-9, 17 C.F.R. § 240.14a-9(a), prohibits the solicitation of proxies “by means of any proxy statement . . . containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 35 of 42

Page 36 36 132. Defendants disseminated the Proxy to Two Harbors stockholders for the purpose of soliciting their approval of the CrossCountry merger at the May 19, 2026 special meeting. 133. The Proxy contains material misstatements and omissions as set forth above. Each misstatement and omission is material because there is a substantial likelihood that a reasonable Two Harbors stockholder would consider it important in deciding how to vote on the CrossCountry merger. 134. Defendants prepared, reviewed, approved, and disseminated the Proxy and acted at least negligently in failing to ensure that it was free of material misstatements and omissions. Defendants had access to the underlying facts, including the actual content of UWMC’s open letter, the actual terms of the April 20 and April 30 UWMC Proposals, the economic terms of the doubled termination fee, and the publicly available statements of UWMC’s Chief Executive Officer. 135. The misrepresentations and omissions in the Proxy are essential links in the accomplishment of the CrossCountry merger because, under the Maryland General Corporation Law and the terms of the Amended CCM Merger Agreement, stockholder approval is a condition to closing, and that approval would affect all Class members on the same per-share basis. As a direct and proximate result of Defendants’ violations of Section 14(a) and Rule 14a-9, Plaintiff and the Class have been and will be damaged. COUNT II (Violation of Section 20(a) of the Exchange Act—Against the Individual Defendants, on Behalf of Plaintiff and the Class) 136. Plaintiff, individually and on behalf of the Class, incorporates by reference each of the foregoing allegations as though fully set forth herein. 137. The Individual Defendants acted as control persons of Two Harbors within the meaning of Section 20(a) of the Exchange Act, 15 U.S.C. § 78t(a), by virtue of their positions as Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 36 of 42

Page 37 37 directors and, in the case of Mr. Greenberg, as Chief Executive Officer of Two Harbors, and by virtue of their power and influence over the preparation and dissemination of the Proxy. 138. The Individual Defendants had the ability to, and did, control the contents of the Proxy. Each of them reviewed and authorized the Proxy and the supplemental May 4, 2026 DEFA14A and unanimously recommended the CrossCountry merger to Two Harbors stockholders. 139. By reason of the foregoing, the Individual Defendants are jointly and severally liable, as control persons, to Plaintiff and the Class for Two Harbors’ violations of Section 14(a) and Rule 14a-9. COUNT III (Breach of the Duty of Loyalty and Good Faith Under Section 2-405.1 of the Maryland General Corporation Law—Against the Individual Defendants, on Behalf of Plaintiff and the Class) 140. Plaintiff, individually and on behalf of the Class, incorporates by reference each of the foregoing allegations as though fully set forth herein. 141. Section 2-405.1 of the MGCL is the sole source of the duties Maryland directors owe to their corporation and its stockholders. A director must act in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. An act of the Board is presumed to satisfy that standard of conduct. That presumption, however, yields to particularized allegations that the directors acted in bad faith or labored under a personal financial interest in the outcome of the decision at issue. Plaintiff pleads both here. 142. The Individual Defendants did not act in good faith and were not disinterested. They deliberately structured and approved a transaction that routed approximately $33.8 million in change-in-control payments and the single-trigger and accelerated vesting of equity, including Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 37 of 42

Page 38 38 full acceleration of the CEO’s $3.5 million restricted stock grant, to themselves and senior management, a benefit not shared ratably with the common stockholders to whom their fiduciary duties ran. 143. To shield that insider-favorable structure from the higher competing bid, the Individual Defendants chose the lower CrossCountry transaction over UWMC’s fully financed proposal, declined to make a single counterproposal to or negotiate in good faith with UWMC, and approved the First Amendment that, by its express and bidder-specific terms, erected an approximately $24.6 million cost wall against “[UWMC] or an affiliate thereof”—the bidder whose acquisition would cost management their positions and their payout. 144. That bidder-specific toll served no value-maximizing purpose for Two Harbors or its stockholders, was not the product of arm’s-length bargaining for the stockholders’ benefit, and is explicable only as a device adopted in bad faith to defeat the superior bid and preserve management’s immediate cash payout. These particularized facts rebut the business-judgment presumption that would otherwise attach to the Board’s decision. 145. The Individual Defendants’ conduct is not shielded by the Company’s charter exculpation clause. The Company’s charter, as confirmed by the Description of Securities filed as an exhibit to the Company’s most recent Annual Report on Form 10-K, contains a provision eliminating the personal liability of the Company’s directors and officers to the Company and its stockholders for money damages to the maximum extent permitted by Maryland law. Under Section 5-418 of the Courts and Judicial Proceedings Article, however, that limitation does not reach liability resulting from the actual receipt of an improper benefit or profit in money, property, or services, or from active and deliberate dishonesty that is established by a final judgment as material to the cause of action adjudicated. Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 38 of 42

Page 39 39 146. Both exceptions are present here: the Individual Defendants actually received an improper benefit in the form of the change-in-control payments and accelerated equity they secured by selecting and protecting the CrossCountry transaction, and they engaged in active and deliberate dishonesty in structuring and describing it, most pointedly by representing to stockholders that the termination-fee structure “levels the playing field for all potential bidders” while knowing they had re-targeted it to fall on UWMC alone. 147. As a direct and proximate result of the Individual Defendants’ breaches of the duty of loyalty and good faith, Plaintiff has been and will be harmed, including by being deprived of the full value of his equity interest in Two Harbors through a process driven by the Board’s disabling conflicts and by being asked to vote on the CrossCountry merger without disclosure of the material facts bearing on those conflicts. PRAYER FOR RELIEF WHEREFORE, Plaintiff, individually and on behalf of the Class, respectfully requests that this Court enter judgment against Defendants and award the following relief: A. An order invalidating all proxies, consents, and votes submitted by Two Harbors stockholders on the basis of the materially misleading Proxy, and requiring that any such votes be recast following the dissemination of corrective disclosures; B. A declaration that the Proxy is materially false and misleading in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and that the Individual Defendants are control persons under Section 20(a); C. A declaration that the Individual Defendants breached their duties of loyalty and good faith owed to Two Harbors and its stockholders under Section 2-405.1 of the MGCL; Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 39 of 42

Page 40 40 D. An award of compensatory, rescissory, and monetary damages on behalf of Plaintiff and the Class for Defendants’ violations of the federal securities laws, and against the Individual Defendants for their breaches of the duties of loyalty and good faith under Section 2-405.1 of the MGCL; E. In the event the CrossCountry merger is approved by the stockholders, an order preserving Plaintiff’s and the Class’s right to seek to enjoin the closing of the transaction—which is not expected to occur until regulatory approvals are obtained—pending corrective disclosure and further proceedings, and, if the merger is consummated, rescission and rescissory damages; F. An award of costs and disbursements of this action, including reasonable attorneys’ and expert fees and expenses; and G. Such other and further relief as this Court may deem just and proper. Dated: June 12, 2026 Respectfully submitted, /s/ Cyril V. Smith Cyril V. Smith (Fed Bar. No. 07332) Aaron S.J. Zelinsky ZUCKERMAN SPAEDER LLP 100 East Pratt Street Suite 2440 Baltimore, MD 21202-1031 Tel: (410) 332-0444 Fax: (410) 659-0436 csmith@zuckerman.com azelinsky@zuckerman.com BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Mark Lebovitch (PHV forthcoming) 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 554-1400 Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 40 of 42

Page 41 41 markl@blbglaw.com Gregory V. Varallo (admitted PHV) Alexander Rigby (PHV forthcoming) 500 Delaware Avenue Suite 901 Wilmington, DE 19801 Telephone: (302) 690-3793 Alexander.rigby@blbglaw.com Attorneys for Plaintiff JURY TRIAL DEMAND Plaintiff demands a trial by jury on all claims and issues so triable. /s/ Cyril V. Smith Cyril V. Smith (Fed Bar. No. 07332) Aaron S.J. Zelinsky ZUCKERMAN SPAEDER LLP 100 East Pratt Street Suite 2440 Baltimore, MD 21202-1031 Tel: (410) 332-0444 Fax: (410) 659-0436 csmith@zuckerman.com azelinsky@zuckerman.com BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP Mark Lebovitch (PHV forthcoming) 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 554-1400 markl@blbglaw.com Gregory V. Varallo (admitted PHV) Alexander Rigby (PHV forthcoming) 500 Delaware Avenue Suite 901 Wilmington, DE 19801 Telephone: (302) 690-3793 Alexander.rigby@blbglaw.com Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 41 of 42

Page 42 42 Attorneys for Plaintiff Case 1:26-cv-01896-JRR Document 38 Filed 06/12/26 Page 42 of 42